                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of SmartForce Public Limited Company of our report dated January 16, 2002 included in Centra Software Inc.'s annual report on Form 10-K as of and for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

/s/  ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 20, 2002